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                                                                    EXHIBIT 2.21

                                  AMENDMENT TO

                            STOCKHOLDERS' AGRREEMENT

         AGREEMENT entered into as of July 3, 1996 by and among Vestar Equity Partners, L.P. ("Vestar"), Cabot CSC Corporation, formerly known as Cabot Safety Corporation ("Cabot"), Aearo Corporation, formerly known as Cabot Safety Holdings Corporation ("Holdings"), Cabot Corporation ("Cabot Parent") and the parties identified on the signature pages hereto as Management Investors (the "Management Investors").

                               W I T N E S S E T H

         WHEREAS, Vestar, Cabot, Holdings, Cabot Parent and Management Investors, who beneficially own in excess of a majority of the shares owned by all Management Investors, have reached a mutual understanding to amend the Stockholders' Agreement dated July 11, 1995 between the parties (the "Stockholders' Agreement") by changing Section 2.1 as set forth below.

         NOW, THEREFORE, in order to consummate said amendments and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

         (A) Section 2.1 of the Stockholders' Agreement is hereby replaced in its entirety with the following:

             2.1 Election and Removal of Directors. (a) Each Stockholder hereby agrees that so long as this Agreement shall remain in effect such Stockholder will vote all of the Common Stock owned or held of record by such Stockholder so as to elect and, during such period, to continue in office a Board of Directors of Holdings (the "Holdings Board") and Holdings' direct subsidiary, Cabot Safety Corporation (the "CSC Board") and, if so requested by Vestar and Cabot, each other Subsidiary of Holdings (the "Subsidiary Boards"), each consisting solely of the following:

             (i)    3 designees of Vestar (the "Vestar Designees"), so long as
                    (A) the Vestar Relative Percentage is not less than 75 % or
                    (B) Vestar and its Affiliates beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than 50% of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of its execution and delivery of this Agreement; and

             (ii) 2 designees of Cabot (the "Cabot Designees"), so long as (A) the Cabot Relative Percentage is not less than 75% or (B) Cabot and its Affiliates beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than 50% of the number of shares of Common Stock beneficially owned on a fully diluted basis by Cabot on the date of its execution and delivery of this Agreement; and
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             (iii)  2 additional directors who are neither partners, officers or employees of any of Vestar and its Affiliates, nor officers or employees of any of Cabot or its Affiliates, nor officers or employees of Holdings or any of its Subsidiaries (the "Independent Directors"), who will be nominated by the Holdings Board; and

             (iv) 2 designees of the Management Investors (the "Management Directors"), so long as the Management Investors together beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than 25 % of the number of shares of Common Stock beneficially owned on a fully diluted basis by the Management Investors on the Closing Date, deeded that the two initial designees shall be John D. Curtin, Jr. and Albert F. Young, Jr., and, in the case of subsequent designees other than these initial designees, shall be officers serving in similar capacities designated by the holders of a majority of the Common Stock held by Management Investors; and

             (v) if Vestar exercises its right to enlarge the Holdings Board, the CSC Board and the Subsidiary Boards pursuant to Section
                    2. 1 (b) hereof, 4 additional designees of Vestar (the "Additional Vestar Designees"), so long as (A) the Vestar Relative Percentage is not less than 75 % or (B) Vestar and its Affiliates beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than 75 % of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of its execution and delivery of this Agreement, provided that Vestar will notify Cabot in writing in advance of the identities of such Additional Vestar Designees and obtain Cabot's approval thereof, which such approval shall not be unreasonably withheld.

         (b) So long as (A) the Vestar Relative Percentage is not less than 75 % or (B) Vestar and its Affiliates beneficially own on a fully diluted basis an aggregate number of shares of Common Stock not less than 75 % of the number of shares of Common Stock beneficially owned on a fully diluted basis by Vestar on the date of its execution and delivery of this Agreement (the condition described in either (A) or (B) above being referred to herein as the "Vestar Threshold"), Vestar shall have the right to request that the Holdings Board, the CSC Board and the Subsidiary Boards, as applicable, be enlarged by 4 members to a total, of 13 members, whereupon the Holdings Board, the CSC Board and the Subsidiary Boards, as applicable, shall take such action as may be required to so increase number of directors and each Stockholders shall vote all of the Common Stock owned or held of record by such Stockholder so as to elect and, during such period, to continue in office the Additional Vestar Designees nominated pursuant to Section 2. 1(v) above. The election of the Additional Vestar Designees shall be effected at a special meeting of stockholders

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called by the President of Holdings at the request of Vestar, at the next annual meeting of stockholders or by written consent in lieu of a meeting of stockholders, and at each subsequent annual meeting until Vestar requests that the Holdings Board, the CSC Board and the Subsidiary Boards, as applicable, be reduced to 9 members and the Additional Vestar Designees cease to serve as directors. If and when the Vestar Threshold is no longer satisfied, the term of office of each Additional Vestar Designee so elected shall terminate and the Holdings Board, the CSC Board and the Subsidiary Boards, as applicable, shall take such action as may be necessary to reduce the number of directors by 4.

         (c) If at any time during the period specified in paragraph (a) above any of the Stockholders entitled to designate directors pursuant to Section 2. 1(a)(i), (a)(ii), (a)(iv) or (a)(v) (excluding the Independent Directors) shall notify the others of its desire to remove, with or without Cause, any director of Holdings or any of its Subsidiaries previously designated by them and their respective Permitted Transferees, each Stockholder shall vote all of the voting Securities owned or held of record by it so as to remove such director.

         (d) If at any time during the period specified in paragraph (a) above any director previously designated by any Stockholder entitled to designate directors pursuant to Section 2.1(a)(i), (a)(ii), (a)(iv) or (a)(v) (excluding the Independent Directors) ceases to serve on the Holdings Board, the CSC Board or any Subsidiary Board (whether by reason of death, resignation, removal or otherwise), the Stockholder or Stockholders who designated such director shall be entitled to designate a successor director to fill the vacancy created thereby on the terms and subject to the conditions of paragraph (a). Each Stockholder agrees that such Stockholder will vote all of the voting Securities owned or held of record by such Stockholder so as to elect any such director.

         (e) The parties hereto hereby agree that any individual designated as a director of Holdings or any of its Subsidiaries may (and shall, at the request of Vestar or Cabot) be removed for Cause by the Stockholders, if Cause for removal exists. No such removal of an individual designated pursuant to this
Section 2.1 shall affect any of the Stockholders' rights to designate a different individual pursuant to this Section 2. 1.

         (f) Notwithstanding the foregoing, in the event that both Cabot and Vestar and their respective Affiliates own on a fully diluted basis an aggregate number of shares of Common Stock which is less than 10% of the number of shares of Common Stock respectively owned by them on the Closing Date, then the provisions of this Section 2. 1 shall terminate.

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(B) Section 4. 1 (a) of the Stockholders' Agreement is hereby amended by adding at the end thereof the following new sentence:

         Anything to the contrary in this Agreement notwithstanding, whether or not a Common Stock Request is received by Holdings prior to July 11, 1998, Holdings shall effect the registration under the Securities Act of all of the shares of Common Stock owned or to be acquired upon conversion, exercise or exchange of Common Stock Equivalents by Vestar and its Affiliates, Cabot and its Affiliates and the Management Investors at such time, and shall use its best efforts to cause a so-called "shelf" registration statement pursuant to Rule 415 under the Securities Act with respect thereto to be declared effective on July 11, 1998, or as soon thereafter as practicable, and thereafter to remain in effect, subject to customary interruption as reasonably required in accordance with applicable law in connection with material undisclosed corporate developments and the like, until all such shares of Common Stock are eligible to be sold pursuant to Rule 144(k) under the Securities Act.

(C) Except as specifically amended hereby, the Stockholders' Agreement shall remain unchanged and continue in full force and effect.

                                  [END OF TEXT]









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         IN WITNESS WHEREOF, each of the undersigned has executed this
Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                          VESTAR EQUITY PARTNERS, L.P.

                          By: Vestar Associates, L.P.,
                              its general partner

                          By: VESTAR ASSOCIATES CORPORATION,
                              its general partner

                              By:
                                 ------------------------------------
                                 Name:
                                 Title:



                              CABOT CSC CORPORATION

                              By:
                                 ------------------------------------
                                 Title:


                              Aearo Corporation (formerly Cabot Safety
                              Holdings Corporation)

                              By:
                                 ------------------------------------
                                 Title:


                              CABOT CORPORATION

                              By:
                                 ------------------------------------
                                 Title:


                              SEELIG FAMILY LIFETIME TRUST

                              By:
                                 ------------------------------------
                                 Title:


                                 ------------------------------------
                                 Leonard Lieberman





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                                          MANAGEMENT INVESTORS:



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